FOR IMMEDIATE RELEASE
For:	United Fire & Casualty Company
118 Second Avenue SE, PO Box 73909
Cedar Rapids, Iowa 52407-3909
Contact: Randy A. Ramlo, President/CEO, 319-399-5700

®	United Fire & Casualty Company Board of Directors Authorizes Stock Repurchase

CEDAR RAPIDS, IA -- February 15, 2008 -- United Fire & Casualty Company (NASDAQ: UFCS) today announced an authorization by the Board of Directors to repurchase up to an additional five hundred thousand (500,000) shares of common stock. Under our share repurchase program, announced in August 2007, we may purchase common stock from time to time through the open market or privately negotiated transactions. The amount and timing of any purchases will be at our discretion and will depend upon a number of factors, including the price, economic and general market conditions, and corporate and regulatory requirements. The share repurchase program will be in effect for two years, but may be modified or discontinued at any time.

“In 2007 your company was able to repurchase nearly 500,000 shares of stock in the open market,” said President & CEO Randy Ramlo. “We feel all these repurchased shares were acquired at a tremendous value to our shareholders. Over one third of these shares were repurchased for under $30 per share and our book value at the end of 2007 was $27.63. We hope our stock price stabilizes at its normal premium over book value, but the additional 500,000 shares authorized by your Board of Directors today will allow us to take advantage of any bargains that may come along in the future.”

We are also pleased to announce that the Board of Directors appointed Kevin Helbing as controller. He has over 14 years of accounting experience and was previously employed as vice president of treasury at Marsh USA Inc. in Iowa City, a division of Marsh McLennan Companies. Mr. Helbing has also served as the accounting manager for the Iowa City Press Citizen.

The Board of Directors, at its meeting today, declared our regular dividend on the common stock of $0.15 per share. This dividend will be payable on March 17, 2008, to stockholders of record on March 3, 2008.

At today's meeting, the Board of Directors also set a record date of April 2, 2008, for our annual stockholders' meeting, which is scheduled for May 21, 2008. Stockholders of record on April 2, 2008, will receive a proxy statement and be entitled to vote at the meeting.

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United Fire & Casualty Company is a regional insurer that, along with its insurance subsidiaries, offers personal and commercial property and casualty insurance and life insurance. The company markets its products principally through its regional offices in Cedar Rapids, Iowa (company headquarters); Denver, Colorado; and Galveston,

Texas. For the 15th consecutive year, United Fire & Casualty Company has been named to the Ward’s 50, a respected benchmark group of the industry’s top-performing insurance companies. For the second consecutive year, our subsidiary, United Life Insurance Company has been named to the Ward’s 50 Life & Health Insurance Companies. For more information about United Fire & Casualty Company and its products and services, visit our website, www.unitedfiregroup.com.

Disclosure of forward-looking statements

This release may contain forward-looking statements about our operations, anticipated performance and other similar matters. The forward-looking statements are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and/or projected. Such forward-looking statements are based on current expectations, estimates, forecasts and projections about our Company, the industry in which we operate, and beliefs and assumptions made by management. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “continues,” “seeks,” “estimates,” “predicts,” “should,” “could,” “may,” “will continue,” “might,” “hope” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Part I Item 1A “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 1, 2007 and in our report on Form 10-Q for the quarter ended September 30, 2007, filed with the SEC on October 25, 2007. The risks identified on Form 10-K and Form 10-Q are representative of the risks, uncertainties, and assumptions that could cause actual outcomes and results to differ materially from what is expressed in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release or as of the date they are made.